DATA


PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.


                                                    Percentage of
            Contract Year                           Contributions
            -------------                           -------------
                  [1                                   7.00%
                   2                                   7.00%
                   3                                   6.00%
                   4                                   6.00%
                   5                                   5.00%
                   6                                   3.00%
                   7                                   1.00%
                   8 and later                         0.00%]


The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

FREE WITHDRAWAL AMOUNT (SEE SECTION 8.01): [[10%] of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.]

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.


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WITHDRAWAL CHARGE WAIVERS

     For purposes of Withdrawal Charge waiver items 1 through 6 reference to "Owner" means: (a) under Joint Owner Contracts, the older of the Owner and the Successor Owner [FOR NQ ONLY: Joint Owner as applicable] and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

     However, for Contracts issued with (i) the Guaranteed Withdrawal Benefit for Life ("GWBL") Rider or if GWBL is elected after the Contract Date or
     (ii) the Guaranteed Minimum Income Benefit ("GMIB") Rider, that converted to GWBL on the last GMIB Exercise Date, for purposes of the Withdrawal Charge waivers below, in the event of death, items 1 and 6, reference to "Owner" means: (a) under Joint Life Contracts, the second to die of the Owner or the Successor Owner, and (b) under Contracts with a Non-Natural Owner, the Annuitant for a Single Life Contract or the second to die of the Annuitant or Joint Annuitant for Joint Life Contracts. For Contracts with GMIB that converted to GWBL on the last GMIB Exercise Date under a Single Life Contract with Joint Owners or Single Life Non-Natural Owner Contracts with Joint Annuitants, for purposes of the Withdrawal Charge waivers below, in the event of death, items 1 and 6, reference to "Owner" means the older Owner or older Annuitant respectively.


NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1.   [the Owner dies and the Death Benefit is payable;
2. the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 7.05; or
3. the Owner has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or
4. we receive proof satisfactory to us that the Owner's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or
5. the Owner has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:
       o its main function is to provide skilled, intermediate or custodial nursing care;
       o  it provides continuous room and board to three or more persons;
       o  it is supervised by a registered nurse or practical nurse;
       o  it keeps daily medical records of each patient;
       o  it controls and records all medications dispensed; and
       o its primary service is other than to provide housing for residents. [ITEM 6 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE NQ AND IRA (NOT APPLICABLE TO INHERITED IRA) MARKET SEGMENTS]
6. the Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner's death.
     [ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE]
7. a Death Benefit is payable and the Beneficiary Continuation Option is elected.
     [ITEM 8 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE IRA (NOT APPLICABLE TO INHERITED IRA), TSA AND QP MARKET SEGMENTS]
8. a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.
     [ITEM 8 ABOVE FOR IRA (NOT APPLICABLE TO INHERITED IRA) CONTRACTS ONLY THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE] a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service [or Substantially Equal Withdrawal Program]. However, in each Contract


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     Year, the amount of the Required Minimum Distribution [or Substantially
     Equal Withdrawal] is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.
9. any withdrawal that together with any prior withdrawals made during the Contract Year, does not exceed [6%]/[6/5%] of the beginning of the Contract Year Roll Up portion of your GMIB [and/or GMDB] benefit base[s]. In the first Contract Year, contributions received in the first [90 days] will determine such withdrawal amount. If any withdrawal during the life of the Contract causes a pro-rata reduction in the Roll Up portion of the GMIB [and/or GMDB] benefit base[s] (as described in the GMIB [and/or GMDB] Rider(s)), this waiver is not applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the Contract.
     [ITEM 10 APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH ("GMDB") RIDER CONTAINING A [3%] ROLL UP PROVISION IS SHOWN IN THE DATA PAGES]
10. any withdrawal that together with any prior withdrawals made during the Contract Year, does not exceed [3%] of the beginning of the Contract Year Roll Up portion of your GMDB benefit base. In the first Contract Year, contributions received in the first [90 days] will determine such withdrawal amount. If any withdrawal during the life of the Contract causes a pro-rata reduction in the Roll Up portion of the GMDB benefit base (as described in the GMDB Rider), this waiver is not applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the Contract.
     [APPLICABLE TO TRADITIONAL IRA CONTRACTS ONLY]
11. amounts under this Contract that are directly transferred to an [Accumulator] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.
12. withdawals from Contracts with GWBL, which do not exceed the Guaranteed Annual Withdrawal Amount in a Contract Year.]

[The Withdrawal Charge will apply with respect to a Contribution if the condition as described in items 3, 4 and 5 above existed at the time the Contribution was remitted or if the condition began within the 12-month period following remittance.]


DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):            [ANNUAL RATE OF
                                                              1.30% (EQUIVALENT
                                                              TO A DAILY RATE
                                                              OF .003585%)]

The Daily Separate Account Charge includes the following charges:

Mortality and Expense Risks Charge:                       Annual rate of [0.80%]

Administration Charge:                                    Annual rate of [0.30%]

Distribution Charge:                                      Annual rate of [0.20%]


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